Exhibit 99.1

                                AUDITORS' REPORT

February 11, 2003

To the Shareholders of GLOBAL THERMOELECTRIC INC.

         We have audited the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2002 and the consolidated statements of operations and accumulated deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in Canada and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

         We have not audited any periods prior to December 31, 2002.


/s/ PricewaterhouseCoopers LLP
------------------------------
CHARTERED ACCOUNTANTS
Calgary, Alberta

                                AUDITORS' REPORT

To the Shareholders of
GLOBAL THERMOELECTRIC INC.

         We have audited the consolidated balance sheets of Global Thermoelectric Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations and accumulated deficit and cash flows for the year ended December 31, 2001, the nine month period ended December 31, 2000 and the year ended March 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the year ended December 31, 2001, the nine month period ended December 31, 2000 and the year ended March 31, 2000 in accordance with Canadian generally accepted accounting principles.

                                                       /S/ ERNST & YOUNG LLP


Calgary, Canada
February 22, 2002
                                                       Chartered Accountants

                           GLOBAL THERMOELECTRIC INC.

                           CONSOLIDATED BALANCE SHEETS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)

                                                                 DECEMBER 31, DECEMBER 31,
                                                                    2002          2001
                                                                  ---------    ---------
                                    ASSETS
Current
   Cash and cash equivalents                                      $  29,230    $  83,370
   Short-term investments                                            66,076       37,694
   Accounts receivable (note 3)                                       4,806        5,155
   Inventory (note 4)                                                 3,096        4,220
   Prepaid expenses                                                     727          570
   Current assets of discontinued operations (note 9)                    --          502
                                                                  ---------    ---------
                                                                    103,935      131,511
                                                                  ---------    ---------
Capital assets (note 5)                                              18,416       15,286
Investment                                                               52           52
                                                                  ---------    ---------
                                                                  $ 122,403    $ 146,849
                                                                  =========    =========

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current
   Accounts payable and accrued liabilities                       $   7,014    $   6,485
   Income taxes payable                                                 231          269
   Current portion of obligations under capital leases (note 8)         207          233
   Current liabilities of discontinued operations (note 9)               --          183
                                                                  ---------    ---------
                                                                      7,452        7,170
                                                                  ---------    ---------
Research and development loan (note 7)                                  200          200
Site restoration (note 14)                                              286           --
Obligations under capital leases (note 8)                                --          207
Commitments and contingencies (notes 6 and 14)
Shareholders' equity
   Share capital (note 11)                                          158,920      158,821
   Contributed surplus                                                  725          725
   Accumulated deficit                                              (45,180)     (20,274)
                                                                  ---------    ---------
                                                                    114,465      139,272
                                                                  ---------    ---------
                                                                  $ 122,403    $ 146,849
                                                                  =========    =========

                             See accompanying notes

                  Approved on behalf of the Board of Directors:

/S/ JOHN C. HOWARD                                  /S/ ROBERT B. SNYDER

Director                                            Director

                           GLOBAL THERMOELECTRIC INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

                                                                                NINE MONTHS
                                                       YEAR ENDED   YEAR ENDED     ENDED
                                                       DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                                           2002        2001        2000
                                                         --------    --------    --------
Revenue--Generators                                      $ 21,770    $ 15,357    $ 14,649
   Cost of goods sold                                      13,119      10,474      10,851
                                                         --------    --------    --------
Gross margin                                                8,651       4,883       3,798
Revenue--Fuel cell contract research                          541          --          --
Investment income                                           2,899       5,911       3,605
                                                         --------    --------    --------
                                                           12,091      10,794       7,403
                                                         --------    --------    --------
Expenses
   Research, engineering and development                   23,321      15,087       4,980
   Marketing                                                1,932       1,697       1,193
   Business development                                     2,713       1,119          86
   General and administrative                               5,291       3,600       1,935
   Interest on obligations under capital leases                29          47          55
   Foreign exchange gain                                      (49)       (372)       (276)
   Depreciation                                             2,981       1,807         495
                                                         --------    --------    --------
Loss from continuing operations before income taxes       (24,127)    (12,191)     (1,065)
Income taxes (note 10)
   Current                                                    416         777         902
                                                         --------    --------    --------
Net loss from continuing operations                       (24,543)    (12,968)     (1,967)
Discontinued operations net of income tax (note 9)
   Earnings (loss) from discontinued operations               137         433        (372)
   Gain on sale of discontinued operations                     --         744          --
                                                         --------    --------    --------
Net loss                                                  (24,406)    (11,791)     (2,339)
Accumulated deficit, beginning of period                  (20,274)     (7,983)     (5,162)
Dividends on preferred shares (note 11)                      (500)       (500)       (482)
                                                         --------    --------    --------
Accumulated deficit, end of period                       $(45,180)   $(20,274)   $ (7,983)
                                                         ========    ========    ========
Basic and diluted net loss per common share from
   continuing operations (note 13)                       $  (0.89)   $  (0.49)   $  (0.09)
Basic and diluted net earnings (loss) per common share
   from discontinued operations (note 13)                    0.01        0.04       (0.01)
                                                         --------    --------    --------
Basic and diluted net loss per common share (note 13)    $  (0.88)   $  (0.45)   $  (0.10)
                                                         ========    ========    ========

                             See accompanying notes

                           GLOBAL THERMOELECTRIC INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                         NINE MONTHS
                                                                 YEAR ENDED  YEAR ENDED     ENDED
                                                                DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                                                  2002         2001         2000
                                                                ---------    ---------    ---------
OPERATING ACTIVITIES
Net loss from continuing operations                             $ (24,543)   $ (12,968)   $  (1,967)
Add (deduct) non-cash items:
   Depreciation                                                     2,981        1,807          495
   Site restoration (note 14)                                         641           --           --
   Loss (gain) on disposal of capital assets                           16           12           (1)
Net change in non-cash working capital balances (note 15)           2,026          853          953
                                                                ---------    ---------    ---------
                                                                  (18,879)     (10,296)        (520)
                                                                ---------    ---------    ---------

FINANCING ACTIVITIES
Proceeds from research and development loan                            --           10          100
Repayment of obligations under capital leases                        (233)        (249)        (306)
Proceeds on issuance of share capital, net of issue costs
   (note 11)                                                           99           96      119,203
Preferred share dividends (note 11)                                  (500)        (500)        (482)
Net change in non-cash working capital balances (note 15)              --         (314)         314
                                                                ---------    ---------    ---------
                                                                     (634)        (957)     118,829
                                                                ---------    ---------    ---------

INVESTING ACTIVITIES
Purchase of capital assets                                         (6,127)      (9,007)      (5,551)
Proceeds on sale of capital assets                                     --           37            3
Purchase of investment                                                 --          (52)          --
(Purchase) proceeds of short-term investments                     (28,382)      93,026     (130,720)
Cash from discontinued operations                                     456        5,160       (1,751)
Net change in non-cash working capital balances (note 15)            (574)         879           --
                                                                ---------    ---------    ---------
                                                                  (34,627)      90,043     (138,019)
                                                                ---------    ---------    ---------
(Decrease) increase in cash and cash equivalents during
   the period                                                     (54,140)      78,790      (19,710)
Cash and cash equivalents, beginning of period                     83,370        4,580       24,290
                                                                ---------    ---------    ---------
Cash and cash equivalents, end of period                        $  29,230    $  83,370    $   4,580
                                                                =========    =========    =========
Supplemental cash flow information (note 15)

                             See accompanying notes

                           GLOBAL THERMOELECTRIC INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

1.     NATURE OF OPERATIONS

         The principal business of Global Thermoelectric Inc. (the "Company") is the development and commercialization of power generating equipment based on solid oxide fuel cell technology. The Company's research, engineering and development expenditures are predominately focused on residential combined heat and power products and small-scale industrial stationary products. The Company also manufactures and distributes thermoelectric generators for remote power needs. The principal applications for thermoelectric generators include natural gas well and pipeline protection systems and remote power for instrumentation, automation and telecommunication systems.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements have, in management's opinion, been properly prepared within the framework of the accounting policies summarized below.

         BASIS OF PRESENTATION

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). A reconciliation of results from operations to United States GAAP ("U.S. GAAP") is provided in note 18.

         USE OF ESTIMATES

         The timely preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          The Company has estimated the useful lives of capital assets based on an assessment of historical experience, expected lives commonly used by industry participants, and management's expectations based on the assets' purpose. Significant changes in assumptions related to the assets' purpose and changes in the competitive environment could result in impairment of the carrying value of the Company's capital assets.

          The Company has estimated the warranty provision based on historical warranty claims experience of the particular products sold and the terms of the related contracts. As at December 31, 2002, the warranty provision included in current liabilities was $1,016,465 (December 31, 2001 -- $1,048,827). Product customization as well as environmental conditions relating to a product's operational location could result in actual warranty costs differing from the warranty provision.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         CONSOLIDATION

         These consolidated financial statements include the assets, liabilities, and results of operations of Global Thermoelectric Inc. and its wholly owned subsidiary company, Global Thermoelectric Corporation, a company incorporated under the laws of the State of Delaware.

         CASH AND CASH EQUIVALENTS

         At December 31, 2002, cash and cash equivalents consist of cash on deposit and short-term interest bearing securities with interest rates ranging from 2.4% to 2.8% maturing within three months of the date of purchase. Interest is accrued in the statement of operations as earned.

         INVESTMENTS

         At December 31, 2002, short-term investments consist of government securities, corporate bonds and commercial paper with high credit ratings which have original maturities of three months or more and interest rates ranging from 2.3% to 3.5%. In addition, short-term investments include $1,716,765 (52,117,946 Indian Rupees) of restricted funds held in India. Upon approval by an India regulatory authority, the Company expects to repatriate these funds from India in 2003. Short-term investments are classified as held to maturity and are recorded at cost.

         The long-term investment consists of shares in an entity over which the Company does not exercise control or significant influence. The investment is carried at cost. During the year, in the normal course of operations, the Company purchased at fair market value $2,495,174 (year ended December 31, 2001 -- $2,363,544; nine months ended December 31, 2000 -- $1,287,614) of materials and equipment from this entity.

         INVENTORY

         Inventories of finished goods and work in progress are valued at the lower of cost, determined on a unit cost basis, and net realizable value. Unit cost includes materials, labour and production overhead. Raw materials and purchased parts are valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

         CAPITAL ASSETS

         Capital assets are recorded at cost. Depreciation is applied on a straight-line basis to recognize the cost less estimated salvage value of capital assets, over their estimated useful lives as follows:

                 Buildings                                   20 years
                 Leasehold improvements                  3 - 10 years
                 Machinery and equipment                 3 - 10 years
                 Computer hardware and software          3 -  5 years
                 Equipment under capital leases          5 - 20 years

          The depreciation of equipment recorded under capital leases is included in depreciation expense in the statement of operations.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         The Canadian Institute of Chartered Accountants ("CICA") issued Section 3063, "Impairment of long-lived assets" which is effective April 1, 2003 on a prospective basis. The Company has chosen to adopt this standard effective January 1, 2002. This standard requires that in cases where undiscounted expected cash flows associated with long-lived assets are less than their carrying value, an impairment loss be recognized. This assessment of recoverability must be tested whenever events or changes in circumstances indicate that the long-lived asset's carrying amount may not be recoverable. Should the Company determine that an asset's carrying amount is not recoverable, an impairment loss is recognized based upon the amount by which the carrying amount exceeds the asset's fair value, or discounted cashflows. Previously, the Company's policy was to recognize an impairment loss based upon the asset's undiscounted cashflows. The adoption of this standard did not have any impact on the Company's current financial position or results or operations, however its impact in future years could be material.

         GOODWILL

         Effective January 1, 2002, the Company adopted the new CICA Section 3062, "Goodwill and other intangible assets." Under the new standard, goodwill and certain intangible assets are no longer subject to amortization, but are instead tested at least annually for impairment. The adoption of this standard did not have any impact on the Company's current financial position or results or operations, however its impact in future years could be material.

         RESEARCH, ENGINEERING AND DEVELOPMENT EXPENDITURES

         With the exception of those that are capital in nature, research, engineering and development costs are expensed as incurred unless a development project meets the criteria for deferral. No development costs have been deferred as at December 31, 2002.

         Included in depreciation expense is $2,271,000 (year ended December 31, 2001 -- $1,350,000; nine months ended December 31, 2000 -- $254,000) relating to depreciation of capital assets for research, engineering and development activities.

         GOVERNMENT ASSISTANCE AND INVESTMENT TAX CREDITS

         Government assistance is recorded as either a reduction of the cost of the applicable capital assets or credited in the statement of operations as determined by the nature of the assistance. All assistance received was recorded as a reduction to research, engineering and development expense in the applicable period.

         Investment tax credits as determined under Canadian tax legislation are accounted for using the cost reduction approach. Credits are recorded, when utilized, as either a reduction of the cost of applicable capital assets or credited in the statement of operations depending on the nature of the expenditures which gave rise to the credits. For the periods presented, no investment tax credits were applied against capital assets or credited in the statement of operations.

         REVENUE RECOGNITION

         Revenue from product sales is recorded on shipment to the customer provided there are no other significant obligations to be fulfilled by the Company and collection is reasonably assured. Service revenue is recognized when the service is performed. Revenue from long-term contracts with multiple deliverable arrangements is recognized as the elements of the contract are delivered based upon their respective fair value. In circumstances where uncertainty exists about customer acceptance relating to certain elements of a contract, revenue is not recognized until acceptance occurs.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)


         FOREIGN CURRENCY TRANSLATION

         Effective January 1, 2002, the Company retroactively adopted the amended CICA Section 1650, "Foreign currency translation." This amendment eliminates the deferral and amortization of gains and losses on long-term foreign currency denominated monetary items. Such gains and losses must now be included in income in the current period. The adoption of this standard did not have any impact on the Company's current or prior financial position or results of operations.

         Consistent with amended CICA Section 1650, monetary assets and liabilities which are denominated in a foreign currency are translated at period end exchange rates. Revenue and expenses are translated at rates of exchange prevailing during the period. All exchange gains and losses are reflected in net loss in the period incurred.

         The Company's foreign subsidiary is considered financially and operationally integrated and therefore the temporal method of translation of foreign currencies is followed. Monetary items are translated at period end exchange rates; non-monetary items are translated at historical exchange rates; revenue and expense items are translated at rates of exchange prevailing during the period; and, depreciation and amortization are translated at the same exchange rate as the assets to which they relate.

         STOCK-BASED COMPENSATION

         The Company has an incentive stock option plan which is described in note 12. No compensation expense is recognized for this plan when stock options are issued. Any consideration paid to the Company on the exercise of stock options is credited to share capital.

         Effective January 1, 2002, the CICA introduced "Stock-based compensation and other stock-based payments." This standard requires companies to disclose the impact on earnings as if the fair value based method of accounting for employee stock option plans had been used. Note 12 presents pro forma information with respect to fair value accounting for stock options and includes all options granted by the Company since inception.

         INCOME TAXES

         Income taxes are calculated using the liability method of tax allocation. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to the extent there is uncertainty regarding realization of future tax assets.

         RECLASSIFICATIONS

         Certain information provided in prior periods has been reclassified to conform with the current period presentation.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

3.     ACCOUNTS RECEIVABLE

                                                       DECEMBER 31,       DECEMBER 31,
                                                           2002               2001
                                                      ---------------     --------------
Trade receivables                                       $    3,258          $    4,473
Interest receivable                                          1,355                 325
Other receivables                                              193                 357
                                                        ----------          ----------
                                                        $    4,806          $    5,155
                                                        ==========          ==========

4.     INVENTORY

                                                       DECEMBER 31,       DECEMBER 31,
                                                           2002               2001
                                                      ---------------     --------------
Raw materials and parts                                 $    2,919          $    3,764
Work in progress and finished goods                            177                 456
                                                        ----------          ----------
                                                        $    3,096          $    4,220
                                                        ==========          ==========

5.     CAPITAL ASSETS

                                                      DECEMBER 31, 2002
                                       -------------------------------------------------
                                                        ACCUMULATED         NET BOOK
                                          COST          DEPRECIATION          VALUE
                                       -----------     ----------------    -------------
Land                                    $      17        $      --          $      17
Buildings                                   1,481            1,209                272
Leasehold improvements                      3,941              949              2,992
Machinery and equipment                    17,989            5,175             12,814
Computer hardware and software              3,451            1,737              1,714
Equipment under capital leases              1,206              599                607
                                        ---------        ---------          ---------
                                        $  28,085        $   9,669          $  18,416
                                        =========        =========          =========

                                                      DECEMBER 31, 2001
                                       -------------------------------------------------
                                                         ACCUMULATED         NET BOOK
                                          COST          DEPRECIATION          VALUE
                                       -----------     ----------------    -------------
Land                                    $      17        $      --          $      17
Buildings                                   1,455            1,191                264
Leasehold improvements                      3,754              570              3,184
Machinery and equipment                    13,115            3,524              9,591
Computer hardware and software              2,434              944              1,490
Equipment under capital leases              1,206              466                740
                                        ---------        ---------          ---------
                                        $  21,981        $   6,695          $  15,286
                                        =========        =========          =========

         At December 31, 2002, machinery and equipment includes $1,240,383 of purchased assets that have not been depreciated as these assets were not commissioned or available for use. The Company expects to commission these assets in early 2003.

6.     CREDIT FACILITIES

         The Company has an operating line of credit to a maximum of $20,000,000 and a facility to support contractual guarantees to a maximum of US$4,000,000 with a Canadian chartered bank. Borrowings under these facilities bear interest at the bank's prime rate, and are repayable on demand. The Company has pledged as collateral a general security agreement over existing and future property of the Company and a hypothecation of funds held on deposit with the bank. At December 31, 2002, letters of guarantee and other guarantees issued pursuant to these facilities totaled US$2,974,704 (December 31, 2001 -- US$2,849,986).

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         Included in the Company's outstanding guarantees at December 31, 2002 is US$1,523,471 relating to bid bonds and performance guarantees. These bid bonds and performance guarantees expire between March 2, 2003 and October 31, 2005.

         Subsequent to December 31, 2002, the Company has been notified that its outstanding performance guarantees have been reduced by US$1,164,932.

7.     RESEARCH AND DEVELOPMENT LOAN

   The loan advanced from the Canadian Department of Natural Resources is non-interest bearing and repayable over a 15 year period starting March 31, 2000 based on 5% of revenues relating to the commercialization of fuel cell technology, up to the original sum received. No amounts have been repaid to date.


8.     OBLIGATIONS UNDER CAPITAL LEASES

                                                                                     DECEMBER 31,       DECEMBER 31,
                                                                                        2002                2001
                                                                                     ----------         -----------
Capital leases, with an average effective interest rate of 8.75%, repayable in monthly installments not exceeding $21,749 including interest, due at
   varying dates to December 31, 2003                                                $      207          $      440
Less current portion                                                                       (207)               (233)
                                                                                     ----------          ----------
                                                                                     $       --          $      207
                                                                                     ==========          ==========

         Future minimum lease payments under capital leases are as follows:

            2003                                                                     $   214
            Amount representing interest                                                  (7)
                                                                                     -------
                                                                                     $   207
                                                                                     =======

9.     DISCONTINUED OPERATIONS

         On June 18, 2001 (the "measurement date"), the Company signed a letter of intent with a U.S. purchaser for the sale of its military heater business segment. Closing of the transaction was completed on August 24, 2001. For reporting purposes, the results of operations and the financial position of this business segment have been presented as discontinued operations.

         Details of the assets and liabilities of the heater business segment are as follows:

                                                              DECEMBER 31,       DECEMBER 31,
                                                                 2002                2001
                                                              ----------          ----------
         Current assets of discontinued operations:
            Accounts receivable                               $       --          $      502
                                                              ----------          ----------
                                                              $       --          $      502
                                                              ==========          ==========

         Current liabilities of discontinued operations:
            Accounts payable and accrued liabilities          $       --          $       46
            Warranty provision                                        --                 137
                                                              ----------          ----------
                                                              $       --          $      183
                                                              ==========          ==========

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         Based on no warranty claims experienced in 2002, and the previous expiry of contractual warranty periods, the Company recorded a $136,814 non-cash recovery during the year ended December 31, 2002 relating to its previous warranty liability.

         Additional selected financial information for the heater business segment is as follows:

                                                                                                        NINE MONTHS
                                                                 YEAR ENDED          YEAR ENDED            ENDED
                                                                DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                                    2002                2001                2000
                                                               -------------       -------------       -------------
Revenue                                                        $          --       $       7,607       $       3,688
   Earnings (loss) from discontinued operations prior to
     the measurement date, net of income tax                              --                 433                (372)
   Recovery of warranty provision, net of income tax                     137                  --                  --
                                                               -------------       -------------       -------------
Earnings (loss) from discontinued operations,
   net of income tax                                                     137                 433                (372)
                                                               -------------       -------------       --------------
Gain on sale of discontinued operations,
   net of income tax                                                      --                 744                  --
                                                               -------------       -------------       -------------
Net earnings (loss) from discontinued operations,
   net of income tax                                           $         137       $       1,177       $        (372)
                                                               =============       =============       ==============

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

10.    INCOME TAXES

         The Company's computation of income tax expense is as follows:

                                                                                                        NINE MONTHS
                                                                 YEAR ENDED          YEAR ENDED            ENDED
                                                                DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                                    2002                2001                2000
                                                               ----------------    ---------------     ---------------
Expected income tax recovery from continuing operations          $    (9,467)        $    (5,135)        $      (475)
   at 39.24%
   (December 31, 2001--42.12%; December 31, 2000--44.62%)
Add (deduct):
   Non-deductible expenses                                                35                  32                  15
   Benefit of tax losses and deductions not recognized                 9,432               5,103                 460
   Foreign income taxes                                                  251                 608                 590
   Large corporations tax                                                165                 169                 312
                                                               -------------       -------------       -------------
Income tax expense                                               $       416         $       777         $       902
                                                               =============       =============       =============

         The Company has available to carry forward the following:

                                                                                     DECEMBER 31,       DECEMBER 31,
                                                                                         2002               2001
                                                                                    ---------------     --------------
Scientific research and experimental development expenditures                         $   51,531          $   25,629
Non-capital losses                                                                    $    2,684          $       --
Share issue costs                                                                     $    3,218          $    5,638
Investment tax credits                                                                $   11,694          $    6,686

         The utilization of investment tax credits will reduce scientific research and experimental development expenditures otherwise available.

         The scientific research and experimental development expenditures can be carried forward indefinitely and applied to reduce taxable income in future years. Non-capital losses and share issue costs can be applied to reduce taxable income in future years and investment tax credits can be used to offset future taxes otherwise payable and expire as follows:

                       2003        2004      2005     2006     2007     2008     2009       2010       2011       2012     TOTAL
                    ---------   ---------   ------   ------   ------   ------   -------   --------   --------   --------   --------
Non-capital
   losses           $      --   $      --   $   --   $   --   $   --   $  989   $ 1,695   $     --   $     --   $     --   $ 2,684
                    =========   =========   ======   ======   ======   ======   =======   ========   ========   ========   =======
Share issue costs   $   1,586   $   1,323   $  309   $   --   $   --   $   --    $   --   $     --   $     --   $     --   $ 3,218
                    =========   =========   ======   ======   ======   ======   =======   ========   ========   ========   =======
Investment tax
   credits          $      --   $      --   $   --   $   --   $  189   $  415   $   521   $  1,781   $  3,628   $  5,160   $11,694
                    =========   =========   ======   ======   ======   ======   =======   ========   ========   ========   =======

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         COMPONENTS OF FUTURE INCOME TAXES

         The Company has not recognized net future tax assets as reflected by the valuation allowance reported below. The net future tax asset (current and non-current) comprises:

                                                                         DECEMBER 31,           DECEMBER 31,
                                                                             2002                   2001
                                                                          -----------           -----------
Investment tax credit carry-forwards                                      $    11,694           $     6,686
Scientific research and experimental development expenditures                  13,991                 6,747
Non-capital losses                                                                943                    --
Share issue costs                                                               1,130                 2,008
Provision for warranty costs                                                      357                   374
Differences between tax base and reported amounts of depreciable
   assets                                                                      (3,432)               (2,729)
Valuation allowance                                                           (24,683)              (13,086)
                                                                          $        --           $        --
                                                                          ===========           ===========

11.    SHARE CAPITAL

         A) AUTHORIZED:

                  Unlimited number of common shares

                  Unlimited number of preferred shares, issuable in series

         B) ISSUED AND OUTSTANDING COMMON AND PREFERRED SHARES:

                                               DECEMBER 31, 2002        DECEMBER 31, 2001        DECEMBER 31, 2000
                                             ---------------------    --------------------    -----------------------
                                             NUMBER OF                NUMBER OF                NUMBER OF
                                              SHARES                   SHARES                   SHARES
                                              (000'S)      AMOUNT      (000'S)      AMOUNT      (000'S)      AMOUNT
                                             --------    ----------   --------    ---------   --------     ----------
COMMON SHARES:
Balance, beginning of period                   29,005     $ 134,557     28,923     $ 134,461    25,843      $  39,522
   Issued on sale and exercise of special
     warrants                                      --          --           --           --      2,900        100,050
   Share issue costs                               --          --           --           11         --         (5,481)
   Issued on exercise of options                  167            99         82           85        180            370
                                             --------    ----------   --------    ---------   --------     ----------
Balance, end of period                         29,172     $ 134,656     29,005     $ 134,557    28,923      $ 134,461
                                               ------    ----------     ------                  ------     ----------
SERIES 2 PREFERRED SHARES:
Balance, beginning of period                    1,000     $  24,264      1,000     $ 24,264    $    --      $      --
   Issued for cash                                 --            --         --           --      1,000         25,000
   Share issue costs                               --            --         --           --         --           (736)
                                             --------    ----------   --------    ---------   --------     ----------
Balance, end of period                          1,000     $  24,264      1,000     $ 24,264      1,000      $  24,264
                                             --------    ----------    -------    ---------   --------      ---------
                                                          $158,920                 $158,821                 $ 158,725
                                                         =========                =========                ==========

                  Series 2 non-voting preferred shares were issued with the covenant that the proceeds of $25,000,000 be used for solid oxide fuel cell development, subject to certain restrictions. To December 31, 2002, the Company has expended $56,109,000 on qualifying expenditures. The preferred shares have a cumulative dividend of 1% to 5% per annum, based on an inverse relationship to the volume weighted average share price of the Company's common shares, determined quarterly. The dividend rate decreases in increments of 1% from the maximum rate of 5% with each $5.00 increase in the weighted average share price above $30.96, to a minimum rate of 1%. The preferred shares are convertible at the option of the holder into a lesser number of common shares based on the fraction by which their face value of $25.00 is of the conversion prices identified below:

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

PERIOD OF CONVERSION                    CONVERSION PRICE
To July 31, 2005                            $30.96
August 1, 2005 to July 31, 2010             $33.54
August 1, 2010 to July 31, 2015             $36.12
August 1, 2015 to July 31, 2020             $38.70
After July 31, 2020                         95% of the then current market price


      Dividends can be paid at the Company's option with an equivalent number of the Company's common shares based on their current market price during the quarter of dividend accumulation, determined on a previous 20 trading day, volume-weighted, average basis. A minimum of $500,000 of preferred share dividends must be paid annually. Cumulative unpaid dividends are increased by a 2.45% quarterly rate, compounded quarterly, until payment thereof. All cumulative unpaid dividends must be paid by December 31, 2010. The shares are redeemable by the Company at their face value after July 31, 2004, subject to certain conditions.

      During the year ended December 31, 2002, the Company declared and paid a dividend of $500,000 on the Series 2 preferred shares (year ended December 31, 2001--$500,000; nine months ended December 31, 2000--$481,910). As at December 31, 2002, dividends in arrears totaled $1,601,600 (December 31, 2001--$762,657).

      On December 3, 2002, the Company received approval from the Toronto Stock Exchange ("TSX") to proceed with normal course purchases of its outstanding common shares. During the period commencing December 5, 2002 and ending on December 1, 2003, the Company may acquire up to 1,458,584 common shares, being 5% of its issued and outstanding common shares. Any common share purchases will be purchased at the market price at the time of purchase and will be cancelled and returned to treasury. During the period ended December 31, 2002 no common shares were repurchased.

12.    STOCK-BASED COMPENSATION

      Under the Company's Amended Incentive Stock Option Plan (the "Plan"), options to purchase common shares may be granted, at the discretion of the Board of Directors, to directors, officers, employees and consultants of the Company. At December 31, 2002, shares reserved for issuance under the Plan totaled 2,205,667. The exercise prices for options are based on the current trading price of the common shares on the TSX immediately prior to the Board of Directors approving the option grant. These options are typically granted for services provided to the Company and generally vest equally over a three or four year period. The aggregate number of common shares that may be reserved for allotment pursuant to options granted to any one individual may not exceed, at the date of the grant, 5% of the common shares outstanding. The options are non-transferable, and if not exercised, will expire at such time as determined by the Board, but in any event, shall not exceed a period of five years from the date the option is granted. A summary of the Company's stock options issued to directors, officers and employees is as follows:


                                                    NUMBER              WEIGHTED
                                                      OF                 AVERAGE
                                                   OPTIONS              EXERCISE
                                                   (000'S)                 PRICE
                                                    -------              -------
Balance March 31, 2000                              $   628              $  3.32
Options granted                                         530                27.58
Options exercised                                      (180)                2.05
                                                    -------              -------
Balance, December 31, 2000                              978                16.70
Options granted                                         978                15.72
Options exercised                                       (82)                1.05
Options cancelled                                       (30)               21.40
                                                    -------              -------
Balance, December 31, 2001                            1,844                16.10
Options granted                                         817                 2.98
Options exercised                                      (167)                0.59
Options cancelled                                      (971)               19.58
                                                    -------              -------
Balance, December 31, 2002                            1,523              $  8.54
                                                    =======              =======

      The following table summarizes information about stock options outstanding at December 31, 2002:

                                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                                                   ------------------------------   ---------------------------------
                                                     WEIGHTED
                                     NUMBER          AVERAGE                           NUMBER
                                 OUTSTANDING AT     REMAINING        WEIGHTED       EXERCISABLE AT      WEIGHTED
                                  DECEMBER 31,     CONTRACTUAL        AVERAGE        DECEMBER 31,       AVERAGE
                                  2002 (000'S)     LIFE (YEARS)    EXERCISE PRICE    2002 (000'S)    EXERCISE PRICE
                                --------------    -------------    --------------   ---------------   ---------------
RANGE OF EXERCISE PRICES
------------------------
$ 1.15 to $ 3.35                       619                 4.39      $    2.34              29        $      1.15
$ 4.66 to $ 7.60                       222                 4.13           6.64              33               7.42
$ 8.60 to $ 14.00                      397                 3.15           9.86             154               9.48
$ 18.55 to $ 27.00                     285                 2.98          21.63             104              22.26
                                ----------        -------------    -----------      ----------        -----------
$ 1.15 to $ 27.00                    1,523                 3.77      $    8.54             320          $   12.65
                                ==========        =============    ===========      ==========        ===========

         The following table presents pro forma information with respect to fair value accounting for stock options. The fair value of stock options has been estimated on the date of grant by reference to the Black-Scholes option-pricing model. For the year ended December 31, 2002, the Company assumed that the life of all options granted equals four years, no common share dividends will be paid, average expected volatility of 121.9% (December 31, 2001--126.2%; December 31, 2000--128.4%) and an average risk free interest rate of 3.89% (December 31, 2001--3.50%; December 31, 2000--5.00%). The effects of applying Section 3870 may not be representative of the effects on reported net (loss) income for future years.

                                                                                                     NINE MONTHS
                                                   YEAR ENDED DECEMBER    YEAR ENDED DECEMBER    ENDED DECEMBER 31,
                                                        31, 2002               31, 2001                 2000
Net loss
   As reported                                          $  (24,406)            $  (11,791)            $   (2,339)
   Compensatory fair value of options granted                5,399                  5,265                  2,078
                                                        ----------             ----------             ----------
Pro forma net loss                                      $  (29,805)            $  (17,056)            $   (4,417)
                                                        ==========             ==========             ==========
Basic and diluted pro forma net loss per common
   share                                                $   (1.07)             $   (0.63)             $    (0.18)
                                                        ==========             ==========             ==========

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

13.    NET LOSS PER SHARE

         Net loss per common share is based on the weighted average number of common shares outstanding during the period. The Company utilizes the treasury stock method in the determination of the diluted per common share amounts. Under this method, the diluted weighted average number of common shares amount is calculated on the basis that all stock options and convertible preferred shares were exercised with the related proceeds used to purchase common shares of the Company at their average market price for the period.

         The numerators and denominators used in the calculation of basic net loss per common share are determined as detailed in the following table. Stock options and convertible preferred shares are not included in the denominator as they would be anti-dilutive for the periods presented.

                                                           YEAR ENDED       YEAR ENDED DECEMBER    NINE MONTHS ENDED
                                                        DECEMBER 31, 2002         31, 2001         DECEMBER 31, 2000
                                                        ------------------  -------------------    ------------------
Numerator:
   Net loss from continuing operations                       $  (24,543)          $  (12,968)           $   (1,967)
   Less: Dividends on preferred shares                              500                  500                   482
        Dividends in arrears on preferred shares                    839                  763                    --
                                                             ----------           ----------            ----------
                                                                (25,882)             (14,231)               (2,449)
                                                             ----------           ----------            ----------
   Net earnings (loss) from discontinued operations                 137                1,177                  (372)
                                                             ----------           ----------            ----------
   Net loss available to common shareholders                $   (25,745)          $  (13,054)           $   (2,821)
                                                             ==========           ==========            ==========
Denominator (000's):
   Number of common shares outstanding at beginning
     of period                                                   29,005               28,923                25,843
   Weighted average number of common shares issued
     during period                                                  110                   38                 1,070
                                                             ----------           ----------            ----------
   Weighted average number of common shares
     outstanding at end of period                                29,115               28,961                26,913
                                                             ==========           ==========            ==========

14.    COMMITMENTS AND CONTINGENCIES

         The Company has entered into future commitments including operating leases for office premises, plant facilities and office equipment with future minimum lease payments for the next five years as follows:

2003                                    $      939
2004                                           775
2005                                           735
2006                                            62
2007                                            --
                                        ----------
                                        $    2,511
                                        ==========

         Operating leases relating to the Company's corporate office and fuel cell facilities contain renewal options to extend the leases for two additional five-year periods beyond the current expiry date of January 31, 2006.

         Land adjacent to the Company's Bassano manufacturing facility requires remediation as a result of historical operations. Based on an independent assessment, the Company has estimated and provided for current and subsequent restoration and monitoring expenditures of $640,877. Actual results could differ from estimated amounts.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

15. CHANGE IN NON-CASH WORKING CAPITAL BALANCES; SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         Changes in non-cash working capital balances are comprised of the following:

                                                              YEAR ENDED          YEAR ENDED       NINE MONTHS ENDED
                                                          DECEMBER 31, 2002    DECEMBER 31, 2001   DECEMBER 31, 2000
                                                          -----------------    -----------------   -----------------
Changes in non-cash working capital:
   Accounts receivable                                        $       349         $     3,520          $    (2,648)
   Inventory                                                        1,124                (307)                 422
   Prepaid expenses                                                  (157)               (352)                  68
   Accounts payable and accrued liabilities, net of
     current site restoration                                         174                (487)               2,468
   Income taxes payable                                               (38)               (551)                 624
   Deferred revenue                                                    --                (405)                 333
                                                              -----------         -----------          -----------
                                                              $     1,452         $     1,418          $     1,267
                                                              ===========         ===========          ===========
Attributable to:
   Operating activities                                       $     2,026         $       853          $       953
   Financing activities                                                --                (314)                 314
   Investing activities                                              (574)                879                   --
                                                              -----------         -----------          -----------
                                                              $     1,452         $     1,418          $     1,267
                                                              ===========         ===========          ===========
Supplemental cash flow information:
   Interest paid                                              $        29         $        53          $        55
                                                              ===========         ===========          ===========
   Income taxes paid                                          $       465         $     1,340          $       285
                                                              ===========         ===========          ===========

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

16.    OPERATING SEGMENT INFORMATION

         The Company has two operating segments consisting of the development and commercialization of fuel cell technology and the commercial manufacturing and sale of thermoelectric generators. Revenue derived from fuel cells during the year ended December 31, 2002 relates to the development of propane reforming solutions as part of a project funded by the U.S. Propane Education and Research Council.

         The accounting policies used in these business segments are the same as those described in the summary of significant accounting policies.

                                                             YEAR ENDED DECEMBER 31, 2002
                                     ---------------------------------------------------------------------------
                                      FUEL CELLS           GENERATORS            CORPORATE               TOTAL
                                     -----------          -----------          -----------           -----------
Revenue--Domestic                    $        --          $     4,100          $        --           $     4,100
         --International                      --               17,670                   --                17,670
                                     -----------          -----------          -----------           -----------
                                              --               21,770                   --                21,770
   Cost of goods sold                         --               13,119                   --                13,119
                                     -----------          -----------          -----------           -----------
Gross margin                                  --                8,651                   --                 8,651
Revenue--Fuel cell contract
   research                                  541                   --                   --                   541
Investment income                             --                   --                2,899                 2,899
                                     -----------          -----------          -----------           -----------
                                             541                8,651                2,899                12,091
                                     -----------          -----------          -----------           -----------
Expenses
   Research, engineering and
     development                          22,227                1,094                   --                23,321
   Marketing                                  --                1,932                   --                 1,932
   Business development                    2,496                  217                   --                 2,713
   General and administrative                552                  677                4,062                 5,291
   Interest on obligations
     under capital leases                     --                   --                   29                    29
   Foreign exchange gain                      --                   --                  (49)                  (49)
   Depreciation                            2,225                  508                  248                 2,981
                                     -----------          -----------          -----------           -----------
(Loss) earnings from continuing
 operations before income taxes      $   (26,959)         $     4,223          $    (1,391)          $   (24,127)
                                     ===========          ===========          ===========           ===========
Capital asset expenditures           $     5,628          $       233          $       266           $     6,127
                                     ===========          ===========          ===========           ===========
Total assets utilized in the
   segment                           $    16,290          $     8,350          $    97,763           $   122,403
                                     ===========          ===========          ===========           ===========

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

                                                                   YEAR ENDED DECEMBER 31, 2001
                                          ------------------------------------------------------------------------------
                                            FUEL CELLS            GENERATORS             CORPORATE              TOTAL
                                          -----------           -----------           -----------            -----------
Revenue--Domestic                         $        --           $     5,717           $        --            $     5,717
         --International                           --                 9,640                    --                  9,640
                                          -----------           -----------           -----------            -----------
                                                   --                15,357                    --                 15,357
   Cost of goods sold                              --                10,474                    --                 10,474
                                          -----------           -----------           -----------            -----------
Gross margin                                       --                 4,883                    --                  4,883
Investment income                                  --                    --                 5,911                  5,911
                                          -----------           -----------           -----------            -----------
                                                   --                 4,883                 5,911                 10,794
                                          -----------           -----------           -----------            -----------
Expenses
   Research, engineering and
     development                               13,988                 1,099                    --                 15,087
   Marketing                                       --                 1,697                    --                  1,697
   Business development                         1,103                    16                    --                  1,119
   General and administrative                     274                   489                 2,837                  3,600
   Interest on obligations under
     capital leases                                --                    --                    47                     47
   Foreign exchange gain                           --                    --                  (372)                  (372)
   Depreciation                                 1,307                   337                   163                  1,807
                                          -----------           -----------           -----------            -----------
(Loss) earnings from continuing
   operations before income taxes         $   (16,672)          $     1,245           $     3,236            $   (12,191)
                                          ===========           ===========           ===========            ===========
Capital asset expenditures                $     7,917           $       219           $       871            $     9,007
                                          ===========           ===========           ===========            ===========
Total assets utilized in the
   segment                                $    13,021           $    10,788           $   122,538            $   146,347
                                          ===========           ===========           ===========            ===========


                                                               NINE MONTHS ENDED DECEMBER 31, 2002
                                          ---------------------------------------------------------------------------
                                           FUEL CELLS            GENERATORS            CORPORATE              TOTAL
                                          -----------          -----------           -----------          -----------
Revenue--Domestic                         $        --          $     2,281           $        --          $     2,281
         --International                           --               12,368                    --               12,368
                                          -----------          -----------           -----------          -----------
                                                   --               14,649                    --               14,649
Cost of goods sold                                 --               10,851                    --               10,851
                                          -----------          -----------           -----------          -----------
Gross margin                                       --                3,798                    --                3,798
Investment income                                  --                   --                 3,605                3,605
                                                   --                3,798                 3,605                7,403
                                          -----------          -----------           -----------          -----------
Expenses
Research, engineering and development           4,643                  337                    --                4,980
Marketing                                          --                1,193                    --                1,193
Business development                               86                   --                    --                   86
General and administrative                         75                  162                 1,698                1,935
Interest on obligations under
   capital leases                                  --                   --                    55                   55
Foreign exchange gain                              --                   --                  (276)                (276)
Depreciation                                      227                  217                    51                  495
                                          -----------          -----------           -----------          -----------
(Loss) earnings from continuing
   operations before income taxes         $    (5,031)         $     1,889           $     2,077          $    (1,065)
                                          ===========          ===========           ===========          ===========
Capital asset expenditures                $     5,196          $       256           $        99          $     5,551
                                          ===========          ===========           ===========          ===========
Total assets utilized in the segment      $     5,748          $    15,104           $   135,470          $   156,322
                                          ===========          ===========           ===========          ===========

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         International revenue includes generator sales and service as follows:

                                     YEAR ENDED DECEMBER       YEAR ENDED      NINE MONTHS ENDED
                                          31, 2002         DECEMBER 31, 2001   DECEMBER 31, 2000
                                    -----------------      -----------------   -----------------
United States                         $         8,404        $         3,450     $         1,916
Asia                                            4,280                  3,784               8,524
South America                                   2,699                    898               1,740
Middle East                                     2,068                  1,151                  --
Other international                               219                    357                 188
                                    -----------------      -----------------   -----------------
Total international revenue           $        17,670        $         9,640     $        12,368
                                    =================      =================   =================


      Asian revenue includes sales to the Gas Authority of India of $2,431,000 for the year ended December 31, 2002 (year ended December 31, 2001--$666,000; nine months ended December 31, 2000--$7,006,000). In addition, revenue from three other customers exceeded 10% of total revenue during the year ended December 31, 2002. Revenue and location of these three customers are as follows:
$3,704,000--United States, $2,706,000--United States and $2,068,000--Middle
East.

17.    FINANCIAL INSTRUMENTS


      A) FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

      The fair value of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and income taxes payable approximates their carrying value because of the short-term nature of these instruments. The carrying value of obligations under capital leases and the site restoration liability approximate their fair value. The fair value of the research and development loan is not determinable as the timing of repayment is dependant upon commercial revenue derived from the related technology.

      B) CREDIT RISK

      The Company manufactures thermoelectric generators for sale primarily to customers in the oil and natural gas industry in North America and international locations. The Company generally extends unsecured credit to North American customers, and therefore, the collection of these receivables may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. Management believes the risk is mitigated by the size, reputation and diverse nature of the companies to which they extend credit. Material international sales are generally secured with letters of credit or by Export Development Canada to reduce risk of material losses on the collection of receivables.

      The Company has not previously experienced any material credit losses on the collection of receivables. Of the Company's significant individual accounts receivable at December 31, 2002, approximately 34% were owing from two customers (December 31, 2001--47% from four customers; December 31, 2000--48% from two customers).

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         C) FOREIGN EXCHANGE RISK

         Foreign exchange risk is the risk that variations in exchange rates between the Canadian dollar and foreign currencies will affect the Company's operating and financial results. The Company earns a significant portion of its operating revenue in U.S. dollars and does not use derivative instruments to reduce its exposure to this foreign exchange risk. For the year ended December 31, 2002, 72% of the Company's revenue was denominated in U.S. dollars (year ended December 31, 2001--63%; nine months ended December 31, 2000--84%).

         D) INTEREST RATE RISK

         The Company is exposed to interest rate risk in relation to interest income earned on short-term interest bearing securities and short-term investments. At December 31, 2002, the increase or decrease in net earnings for each 1% change in interest rates earned on cash and cash equivalents, and short-term investments amounts to approximately $953,000 per annum (year ended December 31, 2001--$1,210,000; nine months ended December 31, 2000--$1,015,000).

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The Company's consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. The effects of significant accounting differences on the Company's consolidated statements of operations and accumulated deficit are as follows:

                                                    YEAR ENDED DECEMBER    YEAR ENDED DECEMBER    NINE MONTHS ENDED
                                                          31, 2002              31, 2001          DECEMBER 31, 2000
                                                       --------------        --------------         --------------
Net loss under Canadian GAAP                           $      (24,406)       $      (11,791)        $       (2,339)
Deduct adjustments for:
  Stock-based compensation                                         (9)                   --                     --
                                                       --------------        --------------         --------------
Net loss and comprehensive loss under U.S. GAAP               (24,415)              (11,791)                (2,339)
                                                       --------------        --------------         --------------
Accumulated deficit, beginning of period                      (20,274)               (7,983)                (5,162)
Dividends on preferred shares                                    (500)                 (500)                  (482)
                                                       --------------        --------------         --------------
Accumulated deficit, end of period                     $      (45,189)       $      (20,274)        $       (7,983)
                                                       ==============        ==============         ==============
Basic and diluted net loss per common share                     (0.88)                (0.45)                 (0.10)
                                                       ==============        ==============         ==============

         STOCK-BASED COMPENSATION

          Pursuant to Note 12, the Company has disclosed the effects on reported net loss of the compensatory value of stock options granted using the fair value method. Under U.S. GAAP, the Company has adopted the intrinsic value method of accounting for stock options. Under the intrinsic value method, 347,325 options granted to certain officers and directors in 2002 are subject to variable accounting, resulting in an additional expense under U.S. GAAP of $9,000 in 2002.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)

         ASSET RETIREMENT OBLIGATIONS

         In June 2001, FASB issued FAS 143, "Accounting for Asset Retirement Obligations," effective for years beginning after June 15, 2002. The standard requires legal obligations associated with the retirement of long-lived tangible assets be recognized at fair value. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

         RECENT ACCOUNTING STANDARDS

         In November 2002, FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also requires additional disclosures be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this standard is not expected to have a significant impact on the Company's current financial position or results of operations, however its impact in future years could be material.

         In July 2002, FASB issued FAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement eliminates the definition and requirements of Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Such a liability must be measured at fair value. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

         In January 2003, FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." This interpretation is effective for variable interest entities created after January 31, 2003. It applies to all other variable interest entities in which an enterprise holds a variable interest in the first fiscal year or interim period beginning after June 15, 2003. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

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